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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1999, except for the eighth and ninth paragraphs of Note 1 and the second paragraph of Note 6, as to which the date is March 26, 1999, with respect to the financial statements of MobileMedia Communications, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in the prospectus of Arch Communications Group, Inc. that is made a part of: (i) Post-Effective Amendment No. 2 on Form S-1 to Form S-4 Registration Statement (No. 333-63519); (ii) Post-Effective Amendment No. 1 on Form S-1 to form S-4 Registration Statement (No. 333-62211); and (iii) Registration Statement on Form S-4 (No. 333-XXXXX) for the registration of up to 3,675,659 shares of its common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
May 26, 1999